Exhibit 3.19

2003 C

CR

No. 856877

COMPANIES ORDINANCE

(CHAPTER 32)

CERTIFICATE OF INCORPORATION

_____________  *   *   *  ____________

I hereby certify that

BOOMING GROUP LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance,

and that this company is limited.

Issued by the undersigned on 11 August 2003.

/s/ ROSANNE CHEUNG
MISS R. CHEUNG
for Registrar of Companies Hong Kong

2003 C

CR

No. 856877

COMPANIES ORDINANCE

(CHAPTER 32)

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

_____________  *   *   *  ____________

I hereby certify that

BOOMING GROUP LIMITED

having by special resolution changed its name, is now incorporated under the name of

ADVANCED AUDIO CONCEPT, LIMITED

Issued by the undersigned on 3 September 2003.

/s/ ROSANNE CHEUNG
MISS R. CHEUNG
for Registrar of Companies Hong Kong

2003 C

CR

No. 856877

COMPANIES ORDINANCE

(CHAPTER 32)

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

_____________  *   *   *  ____________

I hereby certify that

ADVANCED AUDIO CONCEPT, LIMITED

having by special resolution changed its name, is now incorporated under the name of

ADVANCED AUDIO CONCEPTS, LIMITED

Issued by the undersigned on 19 September 2003.

/s/ ROSANNE CHEUNG
MISS R. CHEUNG
for Registrar of Companies Hong Kong